UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on September 20, 2021, Santal, L.L.C. (Seller), a wholly owned, indirect subsidiary of Stratus Properties Inc. (Stratus) entered into an Agreement of Sale and Purchase (the Purchase Agreement) with BG-QR GP, LLC, a Delaware limited liability company (Purchaser), pursuant to which Seller agreed to sell to Purchaser the real and personal property associated with The Santal, free and clear of all liens associated with the project debt, for a purchase price of $152 million in cash. The Santal is Stratus’ wholly owned 448-unit garden-style multi-family luxury apartment complex located in Section N in the Barton Creek community in Austin, Texas.

Effective October 13, 2021, Purchaser and Seller entered into a First Amendment to Agreement of Sale and Purchase (the Amendment). The Amendment modifies the Purchase Agreement to: (i) extend the expiration date of the original 30-day inspection period from October 20, 2021 to November 3, 2021, and (ii) specify that the Amendment does not extend the date by which the transaction is expected to close. Accordingly, subsequent to the Amendment, Purchaser has until November 3, 2021 to conduct due diligence of The Santal and may terminate the Purchase Agreement, in its sole discretion, with or without cause, on or prior to that date, and the $3.5 million in earnest money will be returned to Purchaser. If the contract is not terminated before the expiration of the inspection period, the transaction is expected to close no later than 30 days after the expiration of the original inspection period, or November 19, 2021.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to Stratus’ Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: October 15, 2021